Exhibit 21.1  SUBSIDIARIES OF THE REGISTRANT

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                                            Jurisdiction of         % of Voting
                                            Incorporation or        Securities Held at
Name of Corporation                         Organization            December 31, 1999
----------------------------               -----------------       --------------------

TRECO L.L.C.                                 Nevada                    75
   Basic Management, Inc.                    Nevada                    32
      The Landwell Company LP                Delaware                  50
   The Landwell Company LP                   Delaware                  12

TRE Holding Corporation                      Delaware                  100

TRE Management Company                       Delaware                  100

TRE Colorado Corporation                     Delaware                  100

NL Insurance Limited of Vermont              Vermont                   100

Titanium Metals Corporation                  Delaware                   39

NL Industries, Inc.                          New Jersey                 20
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